QUINT Media Appoints CEO to Transform Company into Global Digital Media Network

MIAMI, FL – October 17, 2013 – QUINT Media Inc. (“QUINT”) (OTCQB: QUNI) is pleased to announce the appointment of Constantin (Tino) Dietrich as President and Chief Executive Officer (“CEO”). Mr. Dietrich is an international digital media expert with more than 20 years of experience in executive and management leadership, media, marketing and global business development.

“This is an exciting time for QUINT and I am thrilled to be leading the company as we transform into a global digital media network,” said Tino Dietrich, President and CEO of QUINT. “The media industry is being turned upside down by young, aggressive technology companies like QUINT that are shaping the future. I look forward to connecting content creators and targeted advertisers with hundreds of millions of engaged users who are discovering, sharing and following everything they love.”

Over the past seven years, Mr. Dietrich has established himself as a leading digital media authority, with significant expertise in social networks and social discovery. He was an early investor and later joined the executive team for Avid Life Media, a leading social entertainment company that operates one of the world’s most successful online social discovery communities. Mr. Dietrich played a critical role in its introduction into various countries, which resulted in the company’s membership base increasing from approximately 1.5 million members to over 14 million members worldwide. During this period, the company’s revenue grew from a few million dollars to over US$60 million.

Most recently, Mr. Dietrich founded Lakefield Media Holding AG (“Lakefield”), an innovative digital media group. Lakefield acquires, develops and operates digital and social networking brands to connect likeminded users, with a strong focus on lifestyle and entertainment verticals. Among his successes as the company’s CEO, in the first year of operations Mr. Dietrich secured a multi-million-dollar cooperation agreement with a leading German digital media and online publishing company owned by one of the largest multimedia corporations in Europe.

Mr. Dietrich has a Bachelor of Science degree in business administration with a focus on international marketing.

About QUINT Media Inc.

QUINT Media Inc.(www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning the plan to transform QUINT to global digital media network and the expectation of connecting content creators and targeted advertisers with hundreds of millions of engaged users. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

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